UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date or earliest event reported): September 19, 2013

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-7865	59-1914299
(Commission File No)	(I.R.S. Employer Identification No.)

1870 S. Bayshore Drive Coconut Grove, Florida (Address of Principal Executive Offices)	33133 (Zip Code)

(305) 854-6803
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 19, 2013, HMG/Courtland Properties, Inc. (the “Company”) held its annual meeting of shareholders. At that meeting, the shareholders elected all of the Company’s nominees for director and approved the renewal and amendment of the Advisory Agreement between the Company and HMGA, Inc. The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

1.	Election of Directors:

	For	Withheld
Maurice Wiener	672,295	10,743
Larry Rothstein	672,295	10,743
Walter Arader	674,495	8,543
Richard Wiener	674,495	8,543
Harvey Comita	674,495	8,543

There were no broker non-votes for the election of directors.

2.	Renewal and Amendment of Advisory Agreement:

For	Against	Abstain
674,645	8,143	250

There were no broker non-votes for the renewal and amendment of the Advisory Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMC/COURTLAND PROPERTIES, INC.

	By:	/s/ LAWRENCE ROTHSTEIN
Lawrence Rothstein
Principal Financial Officer

Date: September 20, 2013